Not for release, publication or distribution in whole or in part in, into or from any jurisdiction where to dothe same would constitute a violation of the relevant laws of such jurisdiction

10 July 2008

Enodis plc
(“Enodis” or “the Company”)

Posting of Scheme Document in relation to the recommended cash acquisition of Enodis by
The Manitowoc Company, Inc. (“Manitowoc”)

Further to the announcement made by the Company and Manitowoc on 30 June 2008 regarding Manitowoc’s revised final offer of 328 pence in cash per Enodis share (the “Final Offer”), Enodis and Manitowoc are pleased to announce that the Scheme Document relating to the Final Offer is being posted to Enodis shareholders today.

The Final Offer is being implemented by way of a scheme of arrangement under Part 26 of the Companies Act 2006 (the “Scheme”). The Scheme Document contains notices of the Court Meeting and General Meeting of Enodis shareholders required to approve the Scheme, which will both be held, respectively at 10.15 a.m. and 10.30 a.m. (or as soon thereafter as the preceding Court Meeting has been concluded or adjourned), on Monday 4 August 2008, at the offices of Ashurst LLP at Broadwalk House, 5 Appold Street, London EC2A 2HA.

The Scheme Document also contains the unanimous recommendation of the directors of Enodis that shareholders vote in favour of the resolutions to be proposed at the Court Meeting and the General Meeting, as they have irrevocably undertaken to do in respect of their own respective beneficial shareholdings, amounting in aggregate to 2,602,600 Enodis Shares, representing approximately 0.7 per cent. of Enodis’ existing issued ordinary share capital.

Further details of these irrevocable undertakings are set out in Appendix I to this announcement.

An expected timetable of principal events is set out in Appendix II to this announcement.

The Scheme is conditional, amongst other things, on the receipt of all necessary anti-trust clearances.

Enodis has submitted two copies of the Scheme Document with the UK Listing Authority, as required under 9.6.1R of the Listing Rules. These will be available for inspection shortly at the UK Listing Authority’s Document Viewing Facility, which is situated at the Financial Services Authority, 25 The North Collonade, Canary Wharf, London E14 5HS.

Further to the announcement by the Takeover Panel Executive on 30 June 2008, following posting of the Enodis Scheme Circular in respect of the Final Offer, the offer by FNI Limited (“ITW”) will be withdrawn.

Enodis shareholders may obtain additional free copies of the Scheme Document from Linklaters LLP at One Silk Street, London EC2Y 8HQ.

Enquiries:

Rothschild (Financial Adviser to Enodis)

+44 (0) 20 7280 5000

Robert Leitao
Paul Simpson
Ravi Gupta

Financial Dynamics (PR Adviser to Enodis)

+44 (0) 20 7269 7186/7113

Richard Mountain
Andrew Lorenz

Manitowoc

+1 920 652 1720

Carl Laurino, Senior Vice President & Chief Financial Officer

JPMorgan Cazenove (Financial Adviser to Manitowoc)

+44 (0) 20 7588 2828

Mark Breuer
Dwayne Lysaght
Niklas Kloepfer

— Ends —

Appendix I

Details of Irrevocable Undertakings

The following persons, all of whom are directors of Enodis, have given irrevocable undertakings to Manitowoc to vote in favour of the Scheme in respect of the number of ordinary shares in Enodis set out below (and any further ordinary shares acquired by them prior to the completion of the Scheme):

Name	Number of Enodis Shares
Michael R. Arrowsmith*	50,000

Peter M. Brooks	116,500

Michael Cronk	1,891,600

Robert C. Eimers	15,000

David S. McCulloch	260,000

Joseph J. Ross	44,500

Waldemar Schmidt	200,000

David Wrench	25,000

These irrevocable undertakings shall terminate and be of no further force and effect if:

(a)	the implementation agreement entered into between Enodis and Manitowoc on 14 April 2008 (as amended on 27 May 2008) is terminated in accordance with its terms; or

(b)	the Scheme does not become effective, lapses or is withdrawn in accordance with its terms.

These irrevocable undertakings will continue to be binding on such persons even in the event that a third party makes a higher competing offer for Enodis.

* As the shares that Michael R. Arrowsmith beneficially owns are held through a discretionary trust, Michael R. Arrowsmith has agreed to use reasonable endeavours to ensure the trustees of the discretionary trust vote in favour of the resolutions to be proposed at the Court Meeting and the General Meeting.

Appendix II

Expected Timetable of Principal Events*

EVENT	DATE
Court Meeting and General Meeting	4 August 2008
Supplementary circular updating Enodis Shareholders on the status of the Acquisition and expected timetable of remaining
principal events posted	14 October 2008
Scheme Court Hearing (to sanction the Scheme)	22 October 2008
Reduction Court Hearing (to confirm the Reduction of Capital)	24 October 2008
Last day of dealings in, and for registration of transfers of, and
disablement in CREST of, Enodis Shares	24 October 2008
Effective Date	27 October 2008
Cancellation of listing of Enodis Shares	8.00 a.m. on 27 October 2008
Latest date for despatch of cheques and crediting of CREST
accounts for cash consideration due under the Scheme	10 November 2008

* This timetable assumes that anti-trust clearances are not all obtained earlier than 11 October 2008. If clearances are obtained by an earlier date, these dates where appropriate may be brought forward accordingly. A more detailed timetable is included in the Scheme Document.

This announcement is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Final Offer or otherwise, nor shall there be any sale, issuance or transfer of the securities in any jurisdiction in contravention of applicable law. Any response in relation to the Final Offer should be made only on the basis of the information in the Scheme Document or any document by which the Final Offer is made. Enodis will prepare the Scheme Document to be distributed to Enodis Shareholders. Enodis and Manitowoc urge Enodis Shareholders to read the Scheme Document when it becomes available because it will contain important information relating to the Final Offer. Enodis Shareholders may obtain an additional free copy of the Scheme Document, when it becomes available, from Linklaters LLP at One Silk Street, London EC2Y 8HQ.

Whether or not certain Enodis Shares are voted at the Court Meeting or the General Meeting, if the Scheme becomes effective those Enodis Shares will be cancelled pursuant to the Scheme in return for the payment of 328 pence per Enodis Share.

JPMorgan Cazenove, which is regulated in the United Kingdom by the Financial Services Authority, is acting for Manitowoc and MTW County and no one else in connection with the Acquisition and will not be responsible to anyone other than Manitowoc and MTW County for providing the protections afforded to customers of JPMorgan Cazenove or for providing advice in relation to the Acquisition or any other matter referred to in this document.

Rothschild, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Enodis and no-one else in connection with the Final Offer and will not be responsible to anyone other than Enodis for providing the protections afforded to the customers of Rothschild nor for providing advice in relation to the Final Offer or any other matter referred to herein.

Credit Suisse, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Enodis and no-one else in connection with the Final Offer and will not be responsible to anyone other than Enodis for providing the protections afforded to customers of Credit Suisse or for providing advice in relation to the Final Offer or any other matters referred to herein.

Investec, which is regulated in the United Kingdom by the Financial Services Authority, is acting for Enodis and no-one else in connection with the Final Offer and will not be responsible to anyone other than Enodis for providing the protections afforded to the customers of Investec or for providing advice in relation to the Final Offer or any other matter referred to herein.

Notice to US investors in Enodis

The Final Offer relates to the shares of a UK company and is proposed to be made by means of a scheme of arrangement provided for under English company law. Enodis is not subject to the reporting requirements of the US Securities Exchange Act of 1934, as amended (the ‘Exchange Act’). An offer effected by means of a scheme of arrangement is not subject to any of the tender offer rules under the Exchange Act. Accordingly, the Final Offer will be subject to the disclosure requirements applicable to offers in the UK which differ from the disclosure requirements of the US. Financial information included in the relevant documentation will have been prepared in accordance with accounting standards applicable in the UK that may not be comparable to the financial statements of US companies. If Manitowoc exercises its right to implement the Final Offer by way of a Takeover Offer, the Final Offer will be made in compliance with the applicable US laws and regulations, including the applicable provisions of the tender offer rules under the Exchange Act.

Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the City Code, if any person is, or becomes, ‘interested’ (directly or indirectly) in one per cent. or more of any class of ‘relevant securities’ of Enodis, all ‘dealings’ in any ‘relevant securities’ of Enodis (including by means of an option in respect of, or a derivative referenced to, any such ‘relevant securities’) must be publicly disclosed by no later than 3.30 p.m. (London time) on the London Business Day following the date of the relevant transaction. This requirement will continue until the date on which the Final Offer becomes effective, lapses or is otherwise withdrawn or on which the ‘offer period’ otherwise ends. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire an ‘interest’ in ‘relevant securities’ of Enodis, they will be deemed to be a single person for the purpose of Rule 8.3.

Under the provisions of Rule 8.1 of the City Code, all ‘dealings’ in ‘relevant securities’ of Enodis by Manitowoc, or Enodis, or by any of their respective ‘associates’, must be disclosed by no later than 12.00 noon (London time) on the London Business Day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘dealings’ should be disclosed, and the number of such securities in issue, can be found on the Panel’s website at www.thetakeoverpanel.org.uk

‘Interests in securities’ arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the City Code, which can also be found on the Panel’s website. If you are in any doubt as to the application of Rule 8 to you, please contact an independent financial adviser authorised under the Financial Services and Markets Act 2000, consult the Panel’s website at www.thetakeoverpanel.org.uk or contact the Panel on telephone number +44 (0) 20 7382 9026; fax +44 (0) 20 7638 1554.

Overseas Jurisdictions

The availability of the Final Offer to Enodis Shareholders who are not resident in and citizens of the United Kingdom may be affected by the laws of the relevant jurisdictions in which they are located or of which they are citizens. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdictions. Further details in relation to overseas shareholders will be contained in the Scheme Document.

The release, publication or distribution of this announcement in jurisdictions other than in the United Kingdom may be restricted by law, and therefore, any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves about, and observe, any applicable requirements. Any failure to comply with the applicable requirements may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed Final Offer disclaim any responsibility or liability for the violation of such requirements by any person. This announcement has been prepared for the purposes of complying with English law, the FSA’s Rules, the rules of the London Stock Exchange and the City Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of any jurisdiction outside the United Kingdom.

Copies of this announcement and formal documentation relating to the Final Offer will not be and must not be mailed or otherwise forwarded, distributed or sent in, into or from any jurisdiction where to do so would violate the laws in that jurisdiction.

Relevant Securities in Issue

In accordance with Rule 2.10 of the Code, Enodis confirms that it has 368,737,258 Ordinary shares of 10 pence each in issue.

The ISIN reference for these securities is GB0000931526.